SECURED PROMISSORY NOTE


$_________                                  __________  __, 199__
                                                                DENVER, COLORADO


     FOR VALUE RECEIVED, the undersigned, ______________ (the "Borrower"), promises to pay to the order of TITANIUM METALS CORPORATION, a Delaware corporation (together with its successors and assigns, "TIMET"), at the office of TIMET at 1999 Broadway, Suite 4300, Denver, CO 80202 or such other place as TIMET may designate in writing to the Borrower, the principal sum of __________________ DOLLARS ($________) of United States funds, or, if less, so much thereof as may be outstanding from time to time, plus interest as hereinafter provided.

     All capitalized terms used herein shall have the meanings ascribed to them in that certain Loan and Pledge Agreement dated as of ___________ (as amended from time to time, the "Loan Agreement") by and among the Borrower and TIMET, except to the extent such capitalized terms are otherwise defined or limited herein.

     The Borrower hereby promises to pay the unpaid principal amount hereof in five (5) equal installments, together with all accrued and unpaid interest as of each payment date, commencing on the sixth anniversary of the date of this Note. Notwithstanding the foregoing, all unpaid principal amounts and other
Obligations then outstanding hereunder shall be due and payable on the earliest to occur of (i) the tenth anniversary of the date of this Note (the "Maturity Date"), (ii) the sale of the Collateral whether by Borrower or TIMET, or (iii) such earlier date as payments of the Loans shall be due, whether by acceleration or otherwise under the terms of this Note or any other Loan Document.
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     The Borrower hereby promises to pay interest on the unpaid principal amount hereof at a rate per annum equal to the Base Rate (which rate as of the date of this Promissory Note is ______%) plus .0625% per annum from the date hereof until the earlier of the Maturity Date, or such earlier date as payments of the Loans shall be due, whether by acceleration or otherwise. Interest shall be payable in arrears on each March 31, June 30, September 30 and December 31. Interest under this Note also shall be due and payable when this Note shall become due (whether at the Maturity Date or earlier date by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by law, overdue interest, shall bear interest payable on DEMAND at the Default Rate as provided in the Loan Agreement.

     In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by TIMET, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify TIMET in writing that it elects to have such excess sum returned forthwith. It is the express intent of the parties that the Borrower not pay and TIMET not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

     All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, endorser, or any other Person, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

     No delay or omission on the part of TIMET or any holder hereof in exercising its rights under this Note, in exercising its rights under the Loan Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of TIMET or
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any holder hereof, nor shall any waiver of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     The Borrower promises to pay all reasonable costs of collection, including attorneys' fees and expenses, should this Note be collected by or through an attorney-at-law or under advice therefrom.

     Time is of the essence of this Note.

     This Note is entitled to the benefits and subject to the terms of the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment. This Note is secured by and is also entitled to the benefits of the Loan Documents and any other agreement or instrument providing Collateral for the Loans, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto and providing Collateral for the Loans.

     This Note shall be construed in accordance with and governed by the internal laws of the state of Colorado.

     The Loans shall be full recourse as to Borrower; provided, however, that in the event of a sale by TIMET of all of the Collateral upon an Event of Default, or because of termination of Borrower's employment for any reason, except as otherwise provided in this paragraph, TIMET shall be limited to seeking or being allowed to obtain a personal judgment against the Borrower or the Borrower's successors and assigns in an amount equal to (i) seventy percent (70%) of the remaining unpaid principal outstanding after application of the proceeds from the sale of Collateral, and (ii) all accrued interest and other amounts (excluding principal) due and payable under the Loan Documents. Notwithstanding anything herein to the contrary, in the event of any default by the Borrower
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under the Loan Documents, (a) TIMET shall have all rights reserved herein, in the Loan Documents, and in any other instrument given or granted for the purpose of securing the payment of this Note, subject to the limitation described in the first sentence of this paragraph, (b) shall have full recourse to all Collateral for the payment of the indebtedness evidenced hereby and to any other property which is now or hereafter encumbered or otherwise pledged as security for the payment of the indebtedness evidenced by this Note or arising under the other Loan Documents, (c) nothing contained herein or in any instrument the purpose of which is to secure the payment of this Note or amounts due under the other Loan Documents shall be construed to prohibit TIMET from filing any necessary action naming the Borrower or the Borrower's successors and assigns, the purpose of which action is to effect the realization of any security given for the payment of this Note or arising under the other Loan Documents, and (d) the limitations contained herein shall not be construed to prevent TIMET from asserting a claim to an interest in any Collateral or the proceeds thereof or other moneys in the hands of a trustee or receiver or other person or entity appointed by a court of competent jurisdiction.

     IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.



BORROWER:                     __________________________________
                                        [NAME]


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